UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/08/2010

LIMELIGHT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33508

Delaware	20-1677033
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2220 W. 14th Street
Tempe, AZ 85281
(Address of principal executive offices, including zip code)

(602) 850-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On Monday, February 8, 2010, the Compensation Committee (the "Committee") of the Board of Directors of Limelight Networks, Inc. (the "Company") made the following compensation decisions in connection with its annual review of executive officer compensation:

2010 Bonus target for services performed in fiscal 2010 and Salary adjustments.

The Committee approved target annual cash bonus amounts for management, including the Company's named executive officers, with respect to services to be performed in fiscal 2010 (which bonuses will be paid in 2011) pursuant to the Master Executive and Management Bonus Plan, a copy of which was furnished with a Current Report on Form 8-K on May 19, 2009. Each bonus plan participant may earn between zero and 200% of the target bonus depending upon the level of attainment or over-attainment of specified corporate performance goals. 50% of the bonus amount is based upon attainment of revenue goals and 50% of the bonus amount is based on other operating metrics.

The Committee also approved the 2010 base salary for certain of the Company's named executive officers. Adjustments in base salary are effective January 1, 2010.

The 2010 Salary and 2010 annual cash bonus amounts for the Company's named executive officers are summarized below:

Name                                                2010 Salary                      2010 Target Annual Incentive

Jeffrey W. Lunsford                         $416,000                        $299,750
Nathan F. Raciborski                        $306,800                        $121,000
Michael M. Gordon                           $220,000                        $110,000
David M. Hatfield                            $260,000                        $220,000
Douglas S. Lindroth                         $312,000                        $110,000

2010 Equity awards.

The Committee approved stock option grants to certain of the Company's named executive officers and also approved of an award of 300,000 restricted stock units to the Company's Chairman and Chief Executive Officer, Jeff Lunsford. The stock option grants to the named executive officers and the award of restricted stock units to Mr. Lunsford will be granted on the third business day following the Company's release of its fourth quarter 2009 financial results (the "Grant Date"). The anticipated release date for the Company's fourth quarter 2009 financial results is on or about February 23, 2010, which, if released on February 23, 2010, would make the Grant Date February 26, 2010.

The following is a summary of these equity compensation arrangements:

Jeff W. Lunsford

Number of stock options - 1,200,000
Number of restricted stock units - 300,000

Nathan F. Raciborski

Number of stock options - 175,000

Michael M. Gordon

Number of stock options - 75,000

David M. Hatfield

Number of stock options - 175,000

Douglas S. Lindroth

Number of stock options - 225,000

Subject to the provisions of the 2007 Equity Incentive Plan and the Restricted Stock Agreement between Mr. Lunsford and the Company, such restricted stock units granted to Mr. Lunsford (and not forfeited) will vest in three tranches, the first of which will vest on the third business day following the release of the Company's fiscal 2010 financial results, the second of which will vest on December 31, 2011 and the third of which will vest on December 31, 2012; provided that Mr. Lunsford remains an employee or service provider of the Company on each vesting date. All or a portion of the restricted stock units may become eligible for vesting based upon the achievement of certain financial performance targets related to the earn-out feature described in the Agreement and Plan of Merger to acquire EyeWonder, Inc., a copy of which was filed with a Current Report on Form 8-K on December 21, 2009. Restricted stock units that do not become eligible are forfeited. Each restricted stock unit represents a contingent right to receive one (1) share of the Company's common stock.

Each stock option will have an exercise price per share equal to the fair market value per share of the Company's Common Stock as of the Grant Date. Each of the stock option awards vest one forty-eighth (1/48th) on February 1, 2010, and one forty-eighth (1/48th) each month thereafter on the first day of each month, provided the executive officer remains with the Company through each such vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Date: February 12, 2010	By:	/s/ Philip C. Maynard
Philip C. Maynard
Senior Vice President, Chief Legal Officer & Secretary